UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2009

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, Autobytel Inc. ("Company") received a written notification (“Notice”) from the NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that the closing bid price of the Company’s common stock (“Common Stock”) for the previous 30 consecutive business days had been below the minimum $1.00 per share (“Minimum  Price Requirement”) required for continued listing on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (“Rule”).  The Notice does not result in the immediate delisting of the Company’s Common Stock from the NASDAQ Global Market.

Pursuant to NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial grace period of 180 calendar days, or until March 15, 2010, to regain compliance with the Minimum Price Requirement.  The Notice further provides that NASDAQ will provide written confirmation stating that the Company has achieved compliance with the Rule if at any time before March 15, 2010, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, unless the NASDAQ staff exercises its discretion to extend this 10 day period in accordance with the Listing Rules.

If the Company does not regain compliance with the Rule by March 15, 2010, NASDAQ will provide written notification to the Company that the Common Stock is subject to delisting from the NASDAQ Global Market.  If the Company receives such notification, the Company will have an opportunity to appeal the determination to a NASDAQ Hearing Panel.  Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing on the NASDAQ Capital Market, other than compliance with the Minimum Price Requirement.  To avail itself of this alternative, the Company will need to apply to transfer the listing of its Common Stock to the NASDAQ Capital Market.

        As required by NASDAQ Marketplace Rule 5810(b), the Company has issued a press release as of September 18, 2009 reporting the receipt of the Notice and the NASDAQ rules upon which it is based.  A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1           Press Release issued by Autobytel Inc. on September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 Autobytel Inc.

 Date:  September 18, 2009                           By: /s/ Glenn E. Fuller
                                                                Glenn E. Fuller, Executive Vice President,
                                                                Chief Legal and Administrative Officer and
                                                                  Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Autobytel Inc. on September 18, 2009